Exhibit 99.1

Verisign Announces Increase in .Net Registry Fee

RESTON, VA - Dec. 19, 2012 - VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today announced, effective July 1, 2013, an increase in the registry domain name fee for .net top-level domain names, per its agreement with the Internet Corporation for Assigned Names and Numbers (ICANN).

As of July 1, 2013, the registry fee for .net will increase from $5.11 to $5.62.

About Verisign
VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect between the dots. Additional news and information about the company is available at www.VerisignInc.com.

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign's actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of whether the Company will be able to exercise its right, under certain circumstances, to increase the price per domain name registration, whether the Department of Commerce will approve any exercise by the Company of the right and whether the Company will be able to demonstrate to the Department of Commerce that market conditions warrant removal of the pricing restrictions; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as restrictions on increasing prices under the 2012 .com Registry Agreement, increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing and advertising practices, including those of third-party registrars; changes in search engine algorithms and advertising payment practices; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the uncertainty of whether Verisign will successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; whether Verisign will be able to continue to expand its infrastructure to meet demand; the uncertainty of the expense and timing of requests for indemnification, if any, relating to completed divestitures; and the impact of the introduction of new gTLDs, any delays in their introduction and whether our gTLD applications or the applicants' gTLD applications for which we have contracted to provide back-end registry services will be successful. More information about potential factors that could affect the Company's business and financial results is included in Verisign's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Erin Collins, ecollins@verisign.com, 571-455-8512
Analyst Relations: Yong Kim, yskim@verisign.com, 703-948-3322

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